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                                                                    EXHIBIT 10.2

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  CONSUMER CREDIT INFORMATION SERVICE AGREEMENT

         This Consumer Credit Information Service Agreement (the "Agreement") is entered into this 12th day of March 1997, by and between CreditComm Services LLC., a Delaware Limited Liability Company ("CreditComm") and American Express Travel Related Services Company, Inc., a New York corporation ("AMEX").

         WHEREAS, CreditComm is engaged in, among other things, the business of promoting, selling and providing consumer and other services associated with its Consumer Credit Information Service; and

         WHEREAS, AMEX desires to offer, and to participate with CreditComm in the promotion of such services to certain of its current and future Cardmembers and other customers ("Customers") on the terms and conditions of this Agreement.

         THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. The Service: AMEX hereby retains CreditComm and CreditComm agrees to provide the services specifically described in the Proposal/Description of Services attached hereto as Exhibit A and made a part hereof (the "Service"). Customers enrolled in the Service ("Enrollee(s)") shall have their enrollment fees billed on their American Express Card accounts. AMEX shall be compensated for each enrollment as set forth in the Financial Arrangement schedule attached hereto as Exhibit B and made a part hereof.

2. Promotion of The Service: AMEX shall assist CreditComm in the promotion of the Service to AMEX's Customers by participating in Programs (as defined below) in the manner and to the extent provided in this Agreement.

         (a) Programs: The parties acknowledge that they intend to test and offer the Service through various promotional approaches and channels, including but not limited to direct mail packages. The parties agree that it is impractical to define now each program that they may pursue and therefore agree to develop jointly a written marketing plan which will identify the offers contemplated hereunder and which will be mutually updated by the parties. Each such program to offer the Service hereunder shall be referred to as a "Program", and all marketing and other promotional materials (including without limitation, solicitation, fulfillment, customer service and retention materials) developed hereunder shall be referred to as "Promotional Materials".

         (b) Promotional Materials: CreditComm shall prepare Promotional Materials for all Programs offered pursuant to this Agreement. Such materials shall be designed to solicit AMEX's Customers and prospects to subscribe to the Service and become New Enrollees or Renewal Enrollees. All Promotional Materials shall be subject to AMEX's written approval prior to production, which approval shall not be unreasonably withheld or delayed. Promotional Materials shall indicate that AMEX is endorsing or promoting the Service, but that CreditComm is the party that is responsible for providing the Service. Promotional Materials shall include AMEX's brand imagery in a manner that is acceptable to AMEX. It is

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         agreed that neither party may use any of the other party's registered trademarks or service marks in the Materials or otherwise in connection with the promotion of the Service, except with the prior written consent of such other party and, then, only in accordance with such guidelines as the other party may from time-to-time reasonably establish concerning such use. In particular, AMEX shall permit CreditComm to solicit AMEX Cardmembers through the mail as described in Exhibit B. From time-to-time during the Initial Term, as defined in
         Section 13 infra, AMEX may engage in other solicitation activities relating to the Service, with respect to other products or services offered by CreditComm.

3. Performance Standards: CreditComm shall fulfill its operational and customer service obligations as set forth in the following exhibits which are attached hereto and made a part hereof:

      Exhibit C     Performance Standards
      Exhibit D     Customer Service Standards and Operating Procedures

4. Exclusivity: In view of the fact that the Service shall be an AMEX-branded service, during the term of this Agreement, CreditComm will not administer nor directly offer its own or a similar Consumer Credit Information service on behalf of or in conjunction with any Visa, MasterCard, Discover or Diners Club (the "Competitors") card products prior to January 1, 2000. Similarly, during the term of this Agreement, AMEX will not promote to its Customers any other AMEX- branded service similar to the Service.

Nothing herein shall be construed to prevent CreditComm from offering an affinity charge or credit card program to Customers who are not Enrollees. With respect to above referenced affinity charge or credit card program, CreditComm shall grant AMEX the right of first refusal to issue such affinity card.

5.Warranties: Each party represents and warrants that it is under no obligation or restriction which would cause it to be in breach of this Agreement. Each party to this Agreement represents and warrants to the other party that this Agreement, when signed on behalf of a party, constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms. CreditComm represents and warrants that it is fully licensed and authorized to operate the Service as described in Exhibit A, in compliance with all applicable federal, state, and local laws.

 6.Phone System for the Services: CreditComm shall be responsible for establishing and maintaining, at its own expense, one or more local telephone numbers (as reasonably determined by AMEX in consultation with CreditComm) for Customers to use for collect calls with respect to the CreditComm operations center with respect to the Service; provided, however, that AMEX shall be the customer of record for such telephone numbers and, as between AMEX and CreditComm, AMEX shall have all rights in and to such telephone numbers. (AMEX's status as customer of record and rights in and to all such telephone numbers shall survive the termination of this Agreement.) AMEX shall have the right to inspect, at CreditComm's offices during regular business hours, any and all telephone bills relating to these numbers. These telephone numbers shall be dedicated solely to the use of Enrollees of the Service. CreditComm personnel shall answer these telephone numbers in a manner specified by AMEX, and CreditComm shall not publicize or use these numbers for any purpose not related to this Agreement without the express written consent of AMEX.

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         (a) CreditComm agrees that it will maintain its telecommunications systems in any manner reasonably requested by and reasonably acceptable to AMEX. CreditComm will bear all the costs of any necessary upgrading with the exception of any consulting and services provided by AMEX through its telecommunications personnel, which shall be free of charge to CreditComm.

         (b) AMEX shall consider any reasonable request and plan from CreditComm to operate the phone system for the Service described in this Agreement in any legitimate and technically feasible manner that takes advantage of any volume telecommunications user discounts available to AMEX. AMEX, however, shall be under no obligation to agree to such requests and plans, and may reject them with or without cause.

         (c) Additionally, all 800 telephone numbers obtained by AMEX or used in connection with the performance of the Service by CreditComm for AMEX hereunder shall be the sole and exclusive property of AMEX. CreditComm hereby irrevocably assigns to AMEX all its rights, title and interest in and to such 800 telephone numbers and will execute any and all documents necessary to transfer and/or evidence AMEX's ownership rights including, but not limited to, shared user agreements for the 800 telephone numbers.

7. Publicity: No party shall refer to or identify the other party, such other party's parent, subsidiaries or affiliates, or the respective products or services of any of them, in advertising, promotional activity or publicity release relating to the Program without securing the prior written consent of such other party.

8. Notices: All notices and other communications hereunder shall be in writing and shall be sent properly addressed by any prepaid method (including but not limited to U.S. Mail, private courier service, or telex) to the other party at its respective addresses as follows:

(a) If to AMEX:         American Express Travel Related Services Company. Inc.
                        3 World Financial Center
                        American Express Tower
                        New York, NY 10285-3700
                        Attn: Senior Vice President, Fee Services

COPY TO:                General Counsel's Office
                        3 World Financial Center
                        American Express Tower
                        New York, NY 10285-4900
                        Attn. Group Counsel, AERS Fee Services

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If to CreditComm:       CreditComm Services LLC
                        2700 Prosperity Avenue, Suite 100
                        Fairfax, Virginia 22031
                        Attn: John Dallas, Jr., President

COPY TO:                Loeb Holdings Corporation
                        61 Broadway
                        New York, NY 10006
                        Attention: General Counsel

Each party may change its address for receiving written notice under this Agreement by written notice pursuant to this Section.

9. Use of Program Enrollee Customer List: During the term hereof, CreditComm shall not use the list of Enrollees without the express and written consent of AMEX, accept in connection with this program.

10. Indemnification and Hold Harmless: Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party, its respective parent, subsidiaries and affiliates and their respective successors, assignees, directors, members, managers, officers, agents and employees (each an "Indemnitee") from and against(each of the following, a "Claim") all third party liabilities, losses, damages, costs, expenses, actions, claims, demands, suits, and proceedings whatsoever, including losses incurred by them which result directly or indirectly from the willful misconduct or negligent acts or omissions of the indemnifying Party, its employees, agents or contractors in connection with the Indemnifying Party's obligations under this Agreement, or in connection with the Service.

Each party seeking indemnification under this Agreement shall give prompt notice to the Indemnifying Party along with its request for indemnification, of any Claim for which it is seeking indemnification. The parties understand and further agree that no settlement of an indemnified Claim shall be made by an Indemnitee without the concurrence of the Indemnifying Party. The Indemnifying Party shall control the settlement or defense of any Claim; provided, however, that the Indemnitee may, at its cost, engage its own attorneys. The Indemnitee will fully cooperate with the Indemnifying Party to enable the Indemnifying Party to fulfill its obligations under this paragraph.

11. Trademarks: Notwithstanding any other provision of this Agreement, neither party shall have the right to use the other party's registered or unregistered trademarks, service marks, or trade names, or to refer to the other party directly or indirectly, in connection with any product, promotion or publication without the prior written approval of that party.

12. Data and records: Acknowledging the confidentiality of AMEX's Customer data, CreditComm hereby agrees to the terms of the Confidentiality/Data Security schedule attached hereto as Exhibit E and the Customer Data and Data Related Rights schedule attached hereto as Exhibit F, each made a part hereof. CreditComm will limit the information it obtains from AMEX Customers to the following: Name, Address, Phone Number(s), Customer`s Card Number, Social Security Number, and Additional Names of families members to be enrolled in the Service. In addition, CreditComm

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will comply with the schedules entitled "Confidentiality/Data Security",
"Customer Data and Data-Related Rights", "Security", and "AMEX Audit Rights" attached hereto as Exhibits E,F,G and H, respectively, and made a part hereof. In the event CreditComm uses the services of third party vendors, representatives or subcontractors, CreditComm shall be responsible for ensuring their compliance with the terms of this Agreement, and shall ensure that all such vendors, representatives and/or subcontractors execute the Confidentiality Agreement attached hereto as Exhibit K. With respect to access of AMEX data via a computer, CreditComm's employees will follow the Terminal Rules set forth in
Exhibit I, and shall execute the non-disclosure agreement attached hereto as Exhibit J, prior to gaining access to AMEX data.

13. Term and Termination:

     (a) This Agreement will be effective as of the date first above written and will continue until December 31, 2000(The "Initial Term") unless earlier terminated in accordance with subsection c, below. Thereafter, this Agreement may be extended for additional one-year terms provided that at the end of the third year and each successive additional one year term thereafter, American Express notifies CreditComm of its intent to renew. Should American Express decide to renew the Service, it will be renewed for one year terms, unless a new agreement is agreed to.

     (b) Should American Express choose not to renew this Agreement, for reasons 1-3 as listed below that American Express may evoke at its sole discretion upon prior written notice to CreditComm, then American Express will terminate this Agreement at the end the Initial Term and all rights to renewals and fees by CreditComm will be forfeited, subject to the provisions of 13(g).

     1) The breadth of services being offered, with regards to either network size or program benefits is no longer competitive with or better than other like services in the marketplace. In the event American Express decides to take this course of action American Express will notify CreditComm in writing that CreditComm has ninety (90) days to make the Service competitive to other similar Services in the market place.

     2) American Express is unhappy with the overall relationship with CreditComm.

     3) American Express receives a better financial offer from another service provider for this Service. However, CreditComm will have the right to match any financial bid provided that American Express is satisfied with the overall business relationship with CreditComm, which will be determined at the sole discretion of American Express.

     (c) American Express agrees that it may cancel this Agreement prior to the end of the Initial Term only in the event of the following:

(1) the commencement of any bankruptcy, insolvency, dissolution, or other proceeding under any applicable bankruptcy or debtor's relief law, by or against CreditComm and, in the case of any involuntary bankruptcy proceeding brought against CreditComm, such proceeding is not discharged within 180 days of the commencement thereof.

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(2)  The suspension or termination of business or dissolution of or the appointment of a receiver, trustee or similar officer to manage any substantial part of the assets or business operations of CreditComm.

(3) A determination by any regulatory authority having jurisdiction over American Express or any court of competent jurisdiction that the Service cannot be offered to American Express Cardmembers in a sufficient number of jurisdictions to make the offer economical and by the manner contemplated by this Agreement.

(4) In the event of a sale or distribution of all or substantially all of the assets of CreditComm or a sale or distribution of sufficient stock (other than pursuant to a public offering) of CreditComm to effect a change in control, AMEX may terminate this contract effective upon the closing date of the transaction. For the purposes of this paragraph, a change of control shall not have occurred if after any said transaction a majority of the outstanding shares of stock of CreditComm are held by persons which were shareholders, employees or affiliates of Loeb Holding corporation or CreditComm prior to the effective time of such transaction. CreditComm shall promptly give AMEX notice of any such sale or distribution.

(5) In the event of a breach by CreditComm as follows: If CreditComm fails during any calendar month to perform in accordance with any performance standard summarized in Exhibit C or throughout the contract, American Express will notify CreditComm in writing of such failure in writing specifying the details of non performance. CreditComm shall correct this failure within thirty (30) days after receiving American Express's notification and shall immediately notify American Express of the correction. In the event CreditComm fails to correct the problem within said 30 day period, or should CreditComm, during the consecutive two (2) calendar months following the initial correction, CreditComm fails to perform in accordance with the same standard, in each of the two (2) months, American Express, may in its discretion, reserving cumulatively all other remedies and rights under this Agreement or in law or equity, terminate this Agreement upon ninety (90) days' written notice.

     (d) In the event of any material breach of this Agreement by either of the parties hereto, which breach is not cured by the breaching party within thirty
(30) days of receiving specific written notice of same, the non-breaching party may, reserving cumulatively all other remedies and rights under this Agreement, or that may exist in law or equity, terminate this Agreement in whole or in part by giving sixty (60) days' prior written notice.

     (e) CreditComm may elect to terminate this Agreement at any time upon 120 days notice to American Express in the event CreditComm determines that the economics do not justify continued marketing and CreditComm may continue to receive renewal payments, from the date such notification is received for a period of one year, from all current Enrollees. In this event, CreditComm agrees to continue servicing existing Enrollees for the duration of the Initial Term, or if AMEX requests for an additional year. Although no new Enrollees will be solicited during this time, CreditComm agrees that all other terms and conditions applicable to the administering of existing Enrollees, including the payment of compensation (as provided for in Exhibit B) to American Express, shall continue in full force and effect.

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     (f) In the event of termination or non-renewal for any reason, the parties agree to cooperate in a transition phase, including: moving files/records to a new vendor; making press releases to the public; and, facilitating the transfer of any other Enrollee Records provided however, nothing herein should be construed to force CreditComm to provide any credit records or its proprietary software. All elements of the Service will continue as directed by American Express during this transition phase and all costs related to this transition to a new Vendor will be borne by American Express unless the termination is a result of CreditComm's demand or request. If the termination is due to the material breach of CreditComm pursuant to subsections 13c (5) or 13d, CreditComm will be responsible for the following transition costs arising out of the termination: costs of notifying Enrollees of the transition; costs incurred by American Express in making billing related and systems changes necessitated by the transition; and Telecom related costs necessitated by the transition and American Express warrants that it will be fair and reasonable in assigning these payments to CreditComm.

     (g) After the Initial Term, American Express agrees that if it cancels for any other reason than those listed in subsections 13(c), and 13(d) above, with respect to a breach by CreditComm, CreditComm will be entitled to renew the current Enrollee base at the time of said notification for a period of two additional years, provided CreditComm continues with customer servicing for the Enrollees as described in this Agreement. CreditComm will be prohibited from proceeding with any other activities with regards to this Service, other than the renewal of the current Enrollee file, during these two extended contract years.

14. Termination Assistance. Upon the expiration of this Agreement or the termination of this Agreement under the preceding section, other than a termination based on a material breach by AMEX, CreditComm shall, upon AMEX's request: (1) continue to provide the Service to the extent requested by AMEX for 90 days, in accordance herewith and in particular at the rates and Performance Standards for such Service in effect under this Agreement immediately prior to such expiration or termination, unless expiration occurs at the end of the second Renewal term, in which case the parties shall agree upon the applicable Fees and service levels; and (2) provide such assistance as required by AMEX to transfer the files/records to a new vendor or to AMEX itself and faciliate the transfer of any other Enrollee Records, provided however, nothing herein shall be construed to force CreditComm to provide any credit records [missing text] to another vendor or to AMEX itself (the "Termination Assistance Services"). At all times, the list of Enrollees shall be AMEX's sole property and AMEX shall be entitled to continue to solicit the Enrollees for renewals, and to service such Enrollees either directly or through another vendor. CreditComm shall not use, market, or solicit the list of Enrollees or any portion thereof after this Agreement has expired or is terminated. Nothing herein shall prohibit CreditComm from continuing to solicit prospects, provided such solicitation efforts are without use of or reference to the list of Enrollees. After the expiration of the Termination Assistance Period, CreditComm shall (a) answer questions regarding the Services on an as needed basis for sixty (60) days, (b) deliver to AMEX any remaining AMEX-owned reports and documentation still in CreditComm's possession and (c) at AMEX's direction, destroy all AMEX data and information in its possession. CreditComm shall provide the Termination Assistance Services at no cost to AMEX, except as otherwise expressly provided in this Agreement. In the event that AMEX terminates this Agreement because of a breach by CreditComm which is not timely cured, CreditComm shall reimburse AMEX for reasonable out-of-pocket expenses incurred in connection with transferring the Services to another vendor or to AMEX itself.

15. AMEX Software and Proprietary Rights: In the event CreditComm shall directly access AMEX's Cardmember database in order to perform its obligation hereunder, AMEX hereby grants

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to CreditComm solely for the purpose of providing the Service described herein, a non-exclusive, non-transferable right to have access to and (1) operate (a) the AMEX Cardmember information proprietary software operated by AMEX prior to the Effective Date (or on an interim basis, AMEX will provide CreditComm with a supplementary method of identification of Cardmember information), and (b) to the extent agreed upon by the parties, any AMEX Cardmember information proprietary software acquired or developed by AMEX, or on behalf of AMEX, in AMEX's name after the execution of this Agreement for use in connection with the Services ((a) and (b) collectively, the "AMEX Proprietary Software"), (2) operate (i) the software licensed or leased by AMEX from a third party which was operated by AMEX prior to the date of execution of this Agreement, and (ii) to the extent agreed upon by the parties, any software licensed or leased by AMEX from a third party after the execution of this Agreement ((i) and (ii) collectively, the "AMEX Third Party Software"), and (3) use any related documentation in AMEX's possession on or after the date of execution of this Agreement (the "Documentation"). The AMEX Proprietary Software, the AMEX Third Party Software and the Documentation shall be collectively referred to as the "AMEX Software". As part of the Service, CreditComm shall pay all license and maintenance fees for AMEX Third Party Software that CreditComm elects to use to perform the Service. CreditComm shall notify AMEX in advance in writing if it determines not to pay such license and maintenance fees. In the event that CreditComm desires to use other comparable and compatible third party software and AMEX insists that CreditComm use AMEX Third Party Software, AMEX shall pay the license and maintenance fees for such AMEX Third Party Software. Upon expiration of this Agreement or termination of this Agreement for any reason, the rights granted to CreditComm in this Section shall terminate and immediately revert to AMEX and CreditComm shall deliver to AMEX, at no cost to AMEX, a current copy of all of the AMEX Software in the form in use as of the date of such expiration or termination and CreditComm shall destroy or erase all other copies of the AMEX software in its possession.

(a) For purposes of billing, preauthorization, authorization, enrollment eligibility, and general Cardmember maintenance requirements for the Service, CreditComm will utilize the Recurrent Billing Interface ("RBI") software which is Amex proprietary software. AMEX shall pay the license fee for this software and CreditComm shall pay the one-time set up charge for program configuration and the monthly maintenance fees. CreditComm will also complete, sign and adhere to Exhibit M.

16. Alternative Dispute Resolution

(a) Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy or claim as provided hereinafter.

If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an

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attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state Rules of evidence.

(b) Mediation. If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. One neutral third party will be selected from the CPR Panels of Neutrals to mediate the dispute. If the parties encounter difficulty in agreeing on a neutral mediator, they will seek the assistance of CPR in the selection process.

(c) Other Remedies. In the event of a dispute arising out of or relating to this contract or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in Sections (a) and (b) above within 60 days of the initiation of such procedure, either party may seek any remedy available at law or equity, including recourse to the courts.

17. Assignments: This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto, except that AMEX may assign this Agreement to its parent or a subsidiary or affiliate company without CreditComm's consent, provided that the assignee company has the assets and facilities to carry out AMEX's obligations under this Agreement.

18. New York Law: This Agreement shall be governed by and construed in accordance with the internal, substantive laws of the State of New York without giving effect to the conflict of law rules thereof. CreditComm hereby consents to the jurisdiction of the state and federal courts sitting in the State of New York.

19. Affiliate Guarantee: The obligation of AMEX to perform its duties and other obligations hereunder shall be subject to AMEX' receipt of a fully executed Affiliate Guarantee in the form of Exhibit N hereto from Loeb Holding Corporation.

20. Miscellaneous: No failure or delay (in whole or in part) on the part of any party to exercise any right or remedy, or operate as a waiver thereof, nor effect any other right or remedy. All rights and remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided hereunder or by law.

If any provision contained in this Agreement is or becomes invalid, illegal, or unenforceable in whole or in part, such invalidity, legality, or unenforceability shall not affect the remaining provisions and portions of this Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof. No modification or amendment of this Agreement or any of its provisions shall be binding upon any party unless made in writing and duly executed by authorized representatives of all parties.

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IN WITNESS WHEREOF, AMEX and CreditComm, intending to be legally bound by the terms of this Agreement, have caused this Agreement to be executed by their duly authorized representatives.

AMERICAN EXPRESS TRAVEL RELATED             CREDITCOMM SERVICES LLC
 SERVICES COMPANY, INC.

By:  -s- Larry Sharnak                      By: -s- John R. Dallas, Jr.
   -------------------------------             -------------------------------

Name: Larry Sharnak                         Name: John R. Dallas, Jr.

Title: Senior Vice President                Title: President

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                                                                         AMEX-II

                             FIRST AMENDMENT TO THE
                  CONSUMER CREDIT INFORMATION SERVICE AGREEMENT

This First Amendment, dated JANUARY 30, 1998 sets forth agreed changes to the Consumer Credit Information Service Agreement dated March 12th, 1997. The sole purpose of this First Amendment is to amend portions of the existing contract as described below.

EXHIBIT C: PERFORMANCE STANDARDS

Exhibit C is amended such that the Exhibit C-1 attached hereto replaces the original Exhibit C.

EXCLUSIVITY

Section 4 originally stated (under the title "Exclusivity of the Consumer Credit Information Service Agreement dated March 12, 1997"): "In view of the fact that the Service shall be an AMEX-branded service, during the term of this agreement, CreditComm will not administer nor directly offer its own or a similar Consumer Credit Information Service on behalf or in conjunction with any Visa, MasterCard, Discover or Diners Club (the "Competitors") card products prior to January 1, 2000. Similarly, during the term of this Agreement, AMEX will not promote to its Customers any other AMEX branded service similar to the Service."

Such Section 4 as set forth above is hereby amended to delete "Discover" and to read, "In view of the fact that the Service shall be an AMEX-branded service, during the term of this agreement, CreditComm will not administer nor directly offer its own or a similar Consumer Credit Information Service on behalf or in conjunction with any Visa, MasterCard, or Diners Club (the "Competitors") card products prior to January 1, 2000. Similarly, during the term of this Agreement, AMEX will not promote to its Customers any other AMEX branded service similar to the Service."

Section 4 is further amended to add:

         STAFFING COMMITMENT

         "CreditComm will develop staffing levels in anticipation of planned customer growth in order to maximize efficiency as well as maintain the highest levels of customer service, marketing capabilities and account management. CCS commits to maintaining the staffing at levels necessary to fulfill the obligations set forth to this Consumer Credit Information Service Agreement as specified in Exhibit C: Performance Standards. Such standards are to be maintained on a daily basis and in the event they fall below standard, as a result of CCS controlled systems and processes, it will be the sole responsibility of CCS to hire additional staff to ensure that such an event does not occur moving forward."

** ___________________________________________________________________________

   ___________________________________________________________________________

   ___________________________________________________________________________

   ___________________________________________________________________________

   ___________________________________________________________________________

---------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission

EXHIBIT B: FINANCIAL ARRANGEMENT & GUARANTEE

Paragraph four (4) of this Exhibit B reads as follows: "Notwithstanding anything herein to the contrary, the Net Commission payable to AMEX in 1997 by CreditComm shall not be less than $ **.

Paragraph four (4) shall be replaced as follows: "Notwithstanding anything herein to the contrary, the Net Commission payable to AMEX for all annual orders received by CreditComm prior to January 1, 1998 and for the pro rata 1997 component of monthly orders received in 1997 shall be payable to AMEX in full on February 28, 1998, and shall be the greater of the actual commission computed or $ **, inclusive of any amounts paid in 1997.

---------------

** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

If the above terms and conditions of this amendment are acceptable to both parties, please so indicate by signing and dating this document in the space provided.

Agreed to:                                   Agreed to:

By:                                          By:
    --------------------------------             ----------------------------
        CreditComm Services                          American Express

Date: Jan. 29, 1998                          Date: 2/3/98

      SECOND AMENDMENT TO THE CONSUMER CREDIT INFORMATION SERVICE AGREEMENT

         This Second Amendment sets forth additional items to the Consumer Credit Information Service Agreement ("Master Agreement"). The sole purpose of this Second Amendment is to clarify American Express telemarketing requirements as described below. This service agreement ("Agreement") is entered into this _________ day of __________ 1998 ("Effective Date"), by and between CreditComm Services LLC., a Delaware Limited Liability Company ("CREDITCOMM")and American Express Travel Related Services Company, Inc., a New York Corporation ("AMEX").

ATTACHMENTS:

           ATTACHMENT DESCRIPTION                     ATTACHMENT IDENTIFIER
---------------------------------------------------------------------------
American Express Back End Process for Contact             Attachment A
Management - Detailed Document Design -
---------------------------------------------------------------------------
American Express Telemarketing Policy                     Attachment B
---------------------------------------------------------------------------
Performance Reporting and Standards                       Attachment C
---------------------------------------------------------------------------
American Express Legal Guidelines                         Attachment D
---------------------------------------------------------------------------
Two Sample Telemarketing Reports                          Attachment E
---------------------------------------------------------------------------

ARTICLE 1. TERM AND DEFINITION

         1.01 Term The initial term of this Agreement shall commence on the Effective Date. Termination is linked to the Master Agreement between CREDITCOMM and AMEX and shall continue unless terminated earlier pursuant to Article 9 ("Termination").

         1.02 Definitions TM VENDORS are defined as any person, group or company contracted to conduct telemarketing activities on behalf of AMEX products or services. These companies include, but are not limited to, APAC TeleServices, Inc, and MARCOMM,Inc..

ARTICLE 2. SERVICES

         2.01 Systems CREDITCOMM shall be responsible for TM VENDORS telecommunication systems interfacing with AMEX's telecommunication systems. System requirements are included in Attachment A.

         2.02 Telemarketing Policy   CREDITCOMM shall be responsible for TM
VENDORS compliance with AMEX's Telemarketing Policies. AMEX's Telemarketing Policy is included in Attachment B.

         2.03 Telemarketing Legal Guidelines CREDITCOMM shall be responsible for TM VENDORS compliance with all federal laws and regulations surrounding telemarketing practices. A summary of telemarketing legal guidelines for use by CREDITCOMM is provided in Attachment D. Attachment D is a summary of federal law and regulations and does not intend to be a complete description of applicable legal guidelines around telemarketing practices. Complete descriptions of federal laws and regulations should be requested from the Federal Trade Commission and other government agencies.

         2.04 Changes in Law and Regulations CREDITCOMM shall use commercially reasonable efforts to identify the impact of changes in applicable legislative enactments on its ability to deliver the Services. CREDITCOMM shall notify AMEX of such changes and shall work with AMEX to identify the impact of such changes on how AMEX uses the Services. AMEX, CREDITCOMM and TM VENDORS shall make any resulting modifications to the Services. CREDITCOMM shall be responsible for any fines and penalties arising from any noncompliance by TM VENDORS with the laws in respect of its delivery of the Services. CREDITCOMM shall use commercially reasonable efforts to perform the Services regardless of changes in legislative enactments. If such changes prevent TM VENDORS' performance, AMEX and CREDITCOMM shall arrange a reasonable solution which as close as practicable implements the intent of the Agreement. CREDITCOMM recognizes its independent responsibility to comply with telemarketing and insurance laws, and shall discuss all legal and regulatory issues pertaining to AMEX programs for the purpose of reaching a consensus on the feasibility of programs or modifications to programs in order to continue compliance with applicable laws and regulations.

ARTICLE 3. SERVICE LEVELS

         3.01 Service Levels CREDITCOMM shall provide the Services in accordance with the performance standards set forth in Attachment B and Attachment C (collectively, the "Service Levels").

         3.02 Continuous Improvement Program As part of the Services, CREDITCOMM shall establish and implement a continuous improvement program, approved by AMEX, for quality, and delivery of the Services to determine whether these factors are best of breed (the "Continuous Improvement Program"). This shall consist of an end of calling campaign summary for each campaign analysis of results, and shall include a formal discussion of potential improvements.

         3.03 Reports CREDITCOMM shall provide performance and other reports to AMEX in a form agreed upon by AMEX and CREDITCOMM for programs including Daily Telemarketing Report (cumulative and by cell code) and a Program Report Summary. Sample reports are provided in Attachment E.

         3.04 Root-Cause Analysis and Resolution Within 6 business days of receipt of a notice from AMEX in respect of (l) TM VENDORS' material failure to provide the Services or (2) TM VENDORS' repeated failure to provide any of the Services in accordance with the Service Levels, CREDITCOMM shall (a) perform a root-cause analysis to identify the cause of such failure, (b) correct such failure, provided, however, if the failure cannot be cured within 6 business days, the vendor shall commence the cure within such six (6) business day period and diligently pursue the cure until completed within twenty-one (21) business day period from the date of original failure, (c) provide AMEX with a report detailing the cause of, and procedure for correcting, such failure and (d) provide AMEX with reasonable evidence that such failure will not reoccur.

         3.05 Monitoring. Subject to applicable laws, AMEX shall have the right, at its discretion, to remotely monitor Inbound Telemarketing and Outbound Telemarketing performed by TM VENDORS at any time, and without notice to CREDITCOMM or TM VENDORS for programs.

         3.06 Security Relating to Major Competitors CREDITCOMM and TM VENDORS shall not share with AMEX Competitors the TM VENDORS Service Location or resources used to provide the Services. AMEX reserves the right to disapprove any such sharing with AMEX Competitors. "AMEX Competitor" is defined as any person, firm or enterprise conducting a business or providing or supporting a product or service substantially similar to any of AMEX's products or services being handled by TM VENDORS.

ARTICLE 4. PROJECT TEAM

         4.01 CREDITCOMM and TM VENDOR Project Managers CREDITCOMM and TM VENDORS shall (1) appoint an individual who from the Effective date shall be in charge of implementing the Services on a part-time basis and (2) replace such individual when required or permitted pursuant to this Section 4.01. TM VENDORS' appointment of a TM VENDOR Project Manager shall be subject to AMEX's consent which consent shall not be unreasonably withheld. The initial TM VENDOR Project Manager shall be in place at least five days before the Effective Date of this Agreement. The TM VENDOR Project Manager shall be available to address bonafide emergency situations relative to this Agreement. An additional on-site person of similar rank and qualifications shall serve as a back up. CREDITCOMM and TM VENDORS shall not reassign or replace any TM VENDOR Project Manger during the first three months of his or her assignment or replacement unless (1) AMEX consents to such reassignment or replacement, or (2) the TM VENDORS Project Manager (a) voluntarily resigns from TM VENDORS, (b) is dismissed by a TM VENDORS for (i) misconduct (e.g., fraud, drug abuse, theft) or (ii) materially failing to perform his or her duties and responsibilities pursuant to this Agreement or TM vendors' policies in TM VENDORS' reasonable judgment or (c) is unable to work due to his or her death or disability [(1) and (2) in respect of the TM VENDOR Project Managers, collectively, the "Reassignment Waivers; each, a "Reassignment Waiver"]. In the event that AMEX notifies CREDITCOMM that AMEX wishes TM VENDORS to replace the TM VENDOR Project Managers, AMEX and CREDITCOMM shall meet to attempt to resolve AMEX's concerns. If AMEX, CREDITCOMM and TM VENDORS are not able to resolve AMEX's concerns within 10 days (or such other time period as the parties may agree) after AMEX notifies CREDITCOMM that AMEX wishes to replace the TM VENDOR Project Manager, CREDITCOMM shall move to replace the TM VENDOR Project Manager with an individual acceptable to AMEX.

         4.02 Project Team Meetings On a weekly basis and, if necessary, on an emergency basis, weekly conference calls will be set up between CREDITCOMM, AMEX and TM VENDORS for the objective to review and discuss telemarketing campaign issues and opportunities to ensure successful execution of the campaign. In addition, on site visits by AMEX will be conducted throughout the course of the campaign to ensure compliance to AMEX standards and telemarketing policies,

         4.03 Subcontractors CREDITCOMM and TM VENDORS may not subcontract all or any part of the Services, without AMEX's consent, which consent shall not be unreasonably withheld; provided, however, TM VENDORS may subcontract all or part of the Services to one of TM VENDORS' subsidiaries without AMEX's consent. AMEX reserves the right to review the terms of all subcontracting agreements between CREDITCOMM and TM VENDORS and TM VENDORS and their respective subcontractors. AMEX reserves the right to reject any subcontractor offered by TM VENDORS for performance of all or any part of the Services; provided, however, TM VENDORS may subcontract all or part of the Services to one of TM VENDORS' wholly owned subsidiaries or limited liability partnerships without AMEX's consent. The consent of AMEX to any subcontracting shall not relieve CREDITCOMM or TM VENDORS of its responsibility for the performance of its obligations under this Agreement. CREDITCOMM and TM VENDORS shall remain fully responsible for any obligations subcontracted.

         4.04 Non-Competition CREDITCOMM acknowledges that the Services performed for AMEX may relate to past, present or future strategies, plans, business activities, methods, processes and information which afford AMEX certain competitive or strategic advantages. AMEX agrees that CREDITCOMM and TM VENDORS shall be exempt from the limitations of these non-competition provisions with regard to TM VENDORS' existing customer base for the Term of this Agreement and any Renewal Terms, to the extent of existing marketing programs or agreements in place as of the Effective Date. To further ensure the protection of AMEX's interests, TM VENDORS agree: (1) during the Term and any Renewal Term and for a period of six months thereafter, TM VENDOR shall not commingle services or provide materials or information, directly or indirectly, for or in support of any AMEX Competitor or in connection with a Competitive Service, that are substantially similar in form, substance, purpose or intent as performed or provided under this Agreement without prior consent of AMEX, which may be given or withheld for any reason in AMEX's sole discretion; (2) during the Term and any Renewal Term and for a period of six months thereafter, CREDITCOMM and TM VENDOR shall not assign or utilize any TM VENDOR Project Managers assigned to perform the Services for AMEX to perform services for or in support of any AMEX Competitor or a Competitive Service without prior consent of AMEX, and (3) during the Term and any Renewal Term and for a period of three months thereafter, TM VENDORS shall not assign or utilize any other employees, agents or representatives assigned to perform the Services for AMEX, to perform services for or in support of any AMEX Competitor or a Competitive Service without prior consent of AMEX, which consent may be given or withheld for any reason in AMEX's sole discretion. "Competitive Service" is defined as any task or work related to a product or service of a third party that is or will be substantially similar to any AMEX product or service handled by a TM VENDOR pursuant to this Agreement. If there is any doubt whether any person, firm or enterprise is deemed an AMEX

Competitor or whether any product or service effort is deemed a Competitive Service, CREDITCOMM and TM VENDORS shall identify competitors by name or service offering description and obtain AMEX's approval, which decision shall be deemed final and controlling for all purposes hereunder. In addition, if TM VENDORS do provide services for any AMEX Competitor or Competitive Service, that CREDITCOMM and TM VENDOR will do so in a manner which will avoid any possibility that any proprietary or confidential information of AMEX will be exposed to or used for the benefit of any such AMEX Competitor or Competitive Service.

         If any Competitive Service is undertaken by TM VENDORS with AMEX's consent, CREDITCOMM and TM VENDORS shall conduct such Competitive Service in such a way as to avoid any possibility that the proprietary nature of AMEX's confidential information will be jeopardized. At a minimum, CREDITCOMM and TM VENDORS agree that: (1) for such Competitive Service, a different building or segregated floor(s) shall be utilized; any use of a shared building or buildings by CREDITCOMM or TM VENDORS shall be subject to approval by AMEX Data Security Dept.; (2) software transferred to TM VENDORS by AMEX or software specifically developed for any unique aspect of the Services shall not be utilized for such Competitive Service; and (3) any reports, systems, methods, manuals, procedures, scripts or other writings created in whole or in part (provided that AMEX contributed 50% or more to its' creation) by AMEX for use in connection with any aspect of the services shall not be utilized in connection with such Competitive Service.

         4.05 Non-Disclosure Agreement CREDITCOMM shall, in advance, require each TM VENDORS' subcontractor, agent or representative assigned to perform the Services and each TM VENDORS' subcontractor, agent or representative who obtains or is in a position to obtain any AMEX information or materials required by the terms of this Agreement to be kept confidential, to execute a not-disclosure agreement in the form set forth in Exhibit H (a "Confidentiality Agreement"). Prior to any subcontractor other than a wholly-owned subsidiary or limited liability partner of TM VENDORS performing the Services, TM VENDORS shall provide AMEX with a true copy of such Non-Disclosure agreement. Upon AMEX's request, TM VENDORS shall provide AMEX with a true copy of each such Non-Disclosure Agreement for TM VENDORS' agents or representatives. TM VENDORS' further agree to take any other steps reasonably required or appropriate to ensure compliance with the obligations set forth in this Section 4.04. AMEX shall be a third party beneficiary of any such Non-Disclosure Agreement.

ARTICLE 5. AMEX MARKS

         5.01 AMEX Marks AMEX owns and shall remain the sole and exclusive owner of all right, title and interest in and to the AMERICAN EXPRESS name, trademarks, service marks, trade names, and the goodwill associated therewith (the "Marks") and CREDITCOMM and TM VENDORS agree that any and all use of the Marks by TM VENDORS shall inure solely to the benefit of AMEX. TM VENDORS is not granted any right or license to, and shall not use, the Marks in any manner for any purpose except as may be agreed in advance between TM VENDORS, CREDITCOMM and AMEX.

ARTICLE 6. DATA AND REPORTS

         6.01 Ownership of AMEX Data All data information submitted to TM VENDORS by AMEX in connection with the Services (the "AMEX Data") is and shall remain the property of AMEX. The AMEX Data shall not be (1) used by TM VENDORS other than in connection with providing the Services, (2) disclosed, sold, assigned, leased or otherwise provided to third parties by TM VENDORS or (3) commercially exploited by or on behalf of TM VENDORS, its employees or agents. CREDITCOMM and TM VENDORS will take all appropriate actions to safeguard the AMEX data.

         6.02 Correction of Errors AMEX shall be responsible for (1) the accuracy and completeness of the AMEX Data submitted by AMEX to TM VENDORS and
(2) any errors in and with respect to data obtained from TM VENDORS because of any inaccurate or incomplete AMEX Data.

         6.03 Return of Data Upon request by AMEX at any time, TM VENDORS shall (1) promptly return to AMEX, in the format and on the media requested by AMEX, all AMEX Data and (2) erase or destroy under the supervision of AMEX all AMEX Data in TM VENDORS' possession. Any archival tapes containing AMEX Data shall be used solely for back-up purposes.

         6.04 Reports Commencing as of the Effective Date, CREDITCOMM shall provide to AMEX those management and production reports prepared by AMEX as of the Effective Date (the "Reports"). TM

VENDORS shall provide AMEX with such documentation and information as may be requested by AMEX from time to time in order to verify the accuracy of the Reports.

ARTICLE 7. CONTINUED PROVISION OF SERVICES

         7.01     Disaster Recovery Plan As part of Services, TM VENDORS shall
(1) develop and submit to AMEX for AMEX's consideration a Disaster Recovery Plan (the "DRP") within 20 business days of the Effective Date that meets or exceeds the requirements set forth in Exhibit E, (2) periodically update and test the operability of the DRP in effect at that time, (3) upon AMEX's request, certify to AMEX that the DRP is fully operational at least once a year and (4) immediately provide AMEX with notice of a disaster and implement the DRP upon the occurrence of a disaster at a TM VENDORS Service Location or otherwise affecting the provisions or receipt of the Services (a "Disaster"). TM VENDORS shall use its best efforts to reinstitute the Services within four (4) hours of the occurrence of a Disaster but, in any event, shall reinstitute the Services within twenty-four (24) hours of each occurrence. In the event TM VENDORS provides the Services from a business recovery center for more than thirty (30) days, AMEX may terminate this Agreement for cause upon notice to CREDITCOMM.

ARTICLE 8. CONFIDENTIALITY

         8.01 General Obligations All confidential or proprietary information and documentation ("Confidential Information") (including the terms of this Agreement, the AMEX Data and the Software) relating to AMEX shall be held in confidence by CREDITCOMM and TM VENDORS to the same extent and in at least the same manner as CREDITCOMM and TM VENDORS protects its own confidential or proprietary information and as recommended as a result of any facility audits or reviews. Each party shall not disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity other than as permitted by this Agreement without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, agents, subcontractors and employees and to the officers, agents, subcontractors and employees of its corporate affiliates or subsidiaries to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement; provided, that CREDITCOMM and TM VENDORS shall take all reasonable measures to ensure that Confidential Information of AMEX is not disclosed or duplicated in contravention of the subcontractors' provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this Section 8.01 shall not restrict any disclosure by the disclosing party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the other party of such order) and shall not apply with respect to information which (1) is developed by either party without violating the other party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is disclosed by either party to a third-party free of any obligation of confidentiality, (4) is already known by either party without it an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into before the Effective Date between AMEX and CKEDITCOMM, or (5) is rightfully received by either party free of any obligation of confidentiality.

         8.02 Unauthorized Acts CREDITCOMM shall: (1) notify AMEX promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of AMEX' Confidential Information by any person or entity which may become known to CREDITCOMM, (2) promptly furnish to AMEX full details of the unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to investigate and prevent the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information, (3) use reasonable efforts to cooperate with AMEX in any litigation and investigation against third parties deemed necessary by AMEX to protect its proprietary rights and (4) promptly use all reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge of Confidential Information. CREDITCOMM shall bear the cost it incurs as a result of compliance with this
Section 8.01 and 8.02.

         8.03 Remedy CREDITCOMM agrees that if TM VENDORS, officers, employees or anyone obtaining access to the proprietary information of AMEX by, through or under them, breaches any provision of this Article 8, AMEX would suffer irreparable harm and the total amount of monetary damages for any injury to AMEX from any violation of this Article 8 would be impossible to calculate and would therefore be an inadequate remedy. Accordingly, CREDITCOMM agrees that AMEX shall be entitled to temporary and permanent injunctive relief against TM VENDORS, its officers, agents or employees, and such other rights and remedies to which AMEX may be entitled to at law, in equity and under this Agreement for any violation of this Article 8.

ARTICLE 9. TERMINATION

         9.01 Termination for Convenience AMEX may, at its sole discretion, terminate this telemarketing Agreement without cause at any time during the Term upon 90 days' prior notice to CREDITCOMM. In the event of termination for convenience, AMEX shall permit TM VENDORS' AMEX program trained representatives to be reassigned by program to other AMEX programs, including where this will not adversely affect TM VENDORS' provision of service obligations under this Agreement, nor create charges greater than what would be incurred without termination for convenience.

         9.02 Termination for Change of Control/Business of TM VENDORS In the event (1) of a sale or distribution of all substantially all of the assets of TM VENDORS or a sale or distribution of sufficient stock (other than pursuant to a public offering) of TM VENDORS to effect a change in control to any of the AMEX Competitors or (2) that TM VENDORS or its Affiliates enters into the business of credit or financial services, consistent with the scope of then-current offerings of AMEX, its affiliates or subsidiaries, AMEX may terminate this Agreement immediately. In the event of a sale or distribution of all or substantially all of the assets of TM VENDORS or a sale or distribution of sufficient stock (other than pursuant to a public offering) of TM VENDORS to effect a change in control to an entity other than any of the AMEX Competitors, AMEX may terminate this Agreement upon seven days' notice to CREDITCOMM given within 30 days of AMEX's receipt of notice of such change of control or activity.

         9.03 Termination for Cause Except as expressly provided elsewhere in this Agreement, if either party fails to perform any of its material obligations under this Agreement, and such failure is not cured within 30 days after notice is given to the defaulting party specifying the nature of the default, the non-defaulting party may, upon further notice to the defaulting party, terminate this Agreement as of the date specified in such notice of termination.

ARTICLE 10. LOSS OF TELEMARKETING MATERIALS

         10.1 Loss of Telemarketing Materials In the event of a material loss, theft or mysterious disappearance of any customer information, data or telemarketing materials CREDITCOMM and TM VENDORS shall promptly notify AMEX, in which case AMEX may take whatever steps it deems reasonably necessary to protect itself from losses, including without limitation arranging for security and processing oversight of all items held by TM VENDORS which are owned by AMEX or in which AMEX has a proprietary interest. CREDITCOMM or TM VENDORS' notification does not require it to inform AMEX of TM VENDORS' customer's identity or other confidential information, but is designed to give AMEX an understanding of the circumstances and magnitude of the loss.

ARTICLE 11. MISCELLANEOUS PROVISIONS

         11.01 Severability If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect, and the parties shall substitute for the invalid provisions a valid provision which most closely approximates the intent and economic effect of the invalid provision.

         11.02 Publicity Each party shall (1) submit to the other all advertising, written sales promotion, press and other publicity matters relating to this Agreement in which the other party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied and (2) not publish or use such advertising, sales promotion, press releases or publicity matters without the other parry's consent.

         11.03 Amendments No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

         11.04 Third Party Beneficiaries Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than AMEX, CREDITCOMM and TM VENDORS.

         11.05 Governing Law EXCEPT AS REQUIRED BY LOCAL LAW IN ANY JURISDICTION OUTSIDE OF THE UNITED STATES, THIS AGREEMENT AND TOE RIGHTS AND OBLIGATIONS OF

THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO THE CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 OP THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

         11.06 Covenant of Further Assurances AMEX and VENDOR covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of AMEX and VENDOR shall execute and deliver any further legal instruments and perform any nets which are or may become necessary to effectuate the purposes of this Agreement.

         11.07 Negotiated Terms The parties agree that terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of extent to which any party or its professional advisors participated in the preparation of this Agreement.

         11.08 Interpretation of Certain Terms All usage of the word "including" or the phrase "c.g." in this Agreement shall be deemed to mean "including, without limitation."

         11.09 Modification No modification of the terms and conditions of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.

         IN WITNESS WHEREOF, CREDITCOMM and AMEX have each caused this Agreement to be signed and delivered by its duly authorized representative.

CreditComm Services LLC

By: _______________________________

Title: ____________________________

AMERICAN EXPRESS TRAVEL RELATED
SERVICES COMPANY, INC.

By: _______________________________

Title: ____________________________

                               THIRD AMENDMENT TO
                  CONSUMER CREDIT INFORMATION SERVICE AGREEMENT

         This THIRD AMENDMENT TO CONSUMER CREDIT INFORMATION SERVICE AGREEMENT (this "Third Amendment") is made as of the 1st day of February, 2000, by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, and CREDITCOMM SERVICES LLC, a Delaware limited liability company ("CreditComm"), with offices located at 14930 Bogle Drive, Chantilly, Virginia 20151.

         WHEREAS, AMEX and CreditComm have entered into that certain Consumer Credit Information Service Agreement, dated March 12, 1997 (the "Main Agreement"); as amended by that certain First Amendment to Consumer Credit Information Service Agreement, dated January 30, 1998 (the "First Amendment"); and as further amended by that certain Second Amendment to Consumer Credit Information Service Agreement, dated June 5, 1998 (the "Second Amendment;" and together with the Main Agreement and the First Amendment, the "Agreement");

         WHEREAS, AMEX and CreditComm desire to amend the Agreement in accordance with the terms and provisions set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

1. DEFINITIONS.

                  The parties hereto agree that the capitalized term "Customer" as used in the Agreement shall be amended to expressly include AMEX's Small Business Services, Establishment Services and Corporate Services customers and prospects. Other capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

2. OFFERING OF THE BUSINESS CREDIT SERVICE.

                  Reference is hereby made to the stated development of the Corporate Credit Information Service as provided in Exhibit A of the Agreement ("Business Credit Service"). The parties agree that the implementation of such Business Credit Service shall involve:

                  2.1.1. The procurement from ** of certain rights to market self-inquiry Business Information Reports (each a "BIR") and Commercial Credit Scoring Reports (each a "CCSR") in accordance with


---------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                           the terms of that certain Program Agreement dated as of July 9, 1999 (the "Program Agreement") by and between AMEX and **.

                  2.1.2. The appointment of CreditComm as the "Service Provider" pursuant to the terms of that certain Service Provider Agreement, dated July 9, 1999, by and among AMEX, CreditComm and **.

                  2.1.3. The procurement from ** of certain rights to market to Customers which enroll in the Business Credit Service certain ** information products on other businesses via ** all in accordance with the terms of an Affinity Program Agreement dated as of February 1, 2000 (the "Affinity Agreement") by and between AMEX and **.

                  2.1.4. Amex and CreditComm mutually acknowledge that the Business Credit Service requires the participation of ** Neither CreditComm nor Amex shall consider the other party in default, nor require specific performance in any way, in relation to any part of this Agreement that relates to the Business Credit Service product, in the event of a failure to agree or inability to continue to operate the product as the result of any action by**.

3.       CONTINUITY OF ** AGREEMENTS.

         3.1. AMEX agrees to use commercially reasonable efforts to maintain AMEX's rights under the Program Agreement and the Affinity Program Agreement (collectively, the "** Agreements") without interruption for as long as the Agreement is in effect between AMEX and CreditComm. All commissions payable to AMEX in accordance with the Affinity agreement will be paid within 30 days of receipt of payment from **.

         3.2. Amex and CreditComm agree that if ** cancels its agreement with Amex, or ** takes actions that make the product unprofitable to either Amex or CreditComm, then CreditComm may seek to replace ** and if it replaces ** then it shall offer to Amex the revised Corporate Service on a non exclusive basis.

4.       MODIFICATION TO SECTION 4 OF THE AGREEMENT

         4.1. The parties hereby agree that Section 4 of the Agreement is hereby amended in its entirety and shall be replaced with the new Section 4 as set forth immediately following:

                           "From the date of this Third Amendment and continuing until the termination or expiration of the Agreement, CreditComm will identify for

-------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                           AMEX's review all planned substantial upgrades to the Consumer Credit Service which are developed by or on behalf of CreditComm ("Major Revisions"); provided however, nothing herein shall prevent CreditComm from delivering an enhancement to its product to another client if such enhancement is developed specifically at the request of the client and such enhancement is not comparable to the last Major Revision. Each such Major Revision will be reviewed with AMEX, and AMEX will have the first right, for the entire term of the Agreement (including, without limitation, any renewal or extensions thereof), to the exclusive use of any such Major Revision. If AMEX chooses to accept and utilize a Major Revision in connection with the marketing and offering of the Consumer Credit Service to the exclusion of any Visa, MasterCard, Discover or Diners Club card product (including, without limitation, any credit, charge, stored value, debit or smart card product) (herein, "Competitive Card Product"), then CreditComm may not provide such Major Revision on any program which CreditComm administers, facilitates or provides with or on behalf of any Competitive Card until the earlier of (a) the date on which AMEX has given its approval for such use or (b) CreditComm has provided to AMEX another Major Revision which AMEX has accepted to use to the exclusion of any Competitive Card Product; provided that if AMEX chooses not to use a Major Revision to the exclusion of any Competitive Card Product, then CreditComm is free to offer such Major Revision to all of its customers and customers of CreditComm's marketing partners as a product enhancement.

                           From the date of this Agreement and until AMEX accepts a Major Revision, AMEX's Consumer Credit Information Service ("CreditAware") will have the following unique feature: In the Renewal Year(s), all Customers will automatically receive a 3-bureau credit profile on their respective enrollment anniversary date. Customers of Competitive Card Products will receive certificates that may be redeemed for a 3-bureau profile.

                           The parties further agree that the Corporate Credit Information Service provided by AMEX, CreditComm and ** shall be an exclusive service offered to no Competitive Card Product (including without limitation Discover card products) without the express written permission of AMEX."

5.       ROYALTIES & COMMISSIONS

         5.1. If CreditComm offers the Business Credit Service to Competitive Card Products, having received the express written permission of AMEX, CreditComm will pay AMEX $** per member per month that CreditComm receives a monthly
---------------
"** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission."

                  membership fee from the customer. If the customer pays membership fees on an annual basis, CreditComm will begin paying the $** per month when it receives the annual fee and continue paying AMEX the $** royalty payment until the customer is no longer a member of the program.

         5.2 CreditComm and AMEX agree that the same commission rates set forth in Exhibit B of the Agreement shall apply to Net Revenues of the Business Credit Service product.

         5.3 Any amounts paid by ** pursuant to the Affinity Agreement dated February 1, 2000, will be divided equally among AMEX and CreditComm.
----------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.


6.       WARRANTS.

         CreditComm agrees that its parent, Intersections Inc., will issue to AMEX warrants to purchase 268.75 shares of common stock of Intersections Inc., at $7,000.00 per share in accordance with the terms of a Letter Agreement dated as of the date of this Third Amendment.

7.       SERVICE STANDARDS.

         CreditComm agrees that all it shall fulfill its operational and customer service obligations related to the Business Credit Service in accordance with the standards agreed to and as set forth in Exhibit C-1 as part of the First Amendment. CreditComm further agrees that it shall meet the timeliness standards for the Business Credit Service specified in Section 2.1 in the Program Agreement dated July 9, 1999.

8.       LATE PAYMENT FEE.

         In accordance with Exhibit B of the Agreement, CreditComm shall remit payment to AMEX within thirty (30) days after the end of each calendar month. CreditComm agrees that a late payment of 1.5% per month shall be payable on any delinquent amounts due.

9.       LIMITATION OF LIABILITY

         9.1. The following provisions shall relate to the performance of either party hereto under the Agreement;

                  9.1.1 IN NO EVENT SHALL ANY PARTY HERETO (INCLUDING WITHOUT LIMITATION THE AGENTS AND EMPLOYEES THEREOF) BE LIABLE TO THE OTHER PARTY (INCLUDING WITHOUT LIMITATION THE AGENTS AND EMPLOYEES THEREOF) FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY SHALL

                           HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH
                           POTENTIAL LOSS OR DAMAGE.

                  9.1.2. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THE AGGREGATE LIABILITY OF EITHER PARTY HERETO (THE "LIABLE PARTY") TO THE OTHER PARTY HERETO (INCLUDING WITHOUT LIMITATION THE AGENTS AND EMPLOYEES THEREOF) IN CONNECTION WITH THIS AGREEMENT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY AMEX UNDER THE AGREEMENT, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE).

         THE LIMITATION SET FORTH IN SECTION 9.1.2 ABOVE SHALL NOT APPLY TO DAMAGES ARISING DIRECTLY FROM (i) THE BREACH BY THE LIABLE PARTY OF ITS CONFIDENTIALITY AND INDEMNIFICATION OBLIGATIONS UNDER THE AGREEMENT,
         (ii) A NON-AFFILIATED THIRD PARTY CLAIM OR (iii) THE INTENTIONAL MIDCONDUCT OR GROSSLY NEGLIGENT ACT OR OMISSION OF THE LIABLE PARTY IN THE COURSE OF THE PERFORMANCE OF ITS DUTIES OR OBLIGATIONS UNDER THIS AGREEMENT.

          The provisions of the Section 9 shall survive the termination of the Agreement.

10.      EXTENSION OF THE INITIAL TERM.

         10.1. Section 13(a) of the Main Agreement, is hereby deleted in its entirety and replaced with the following paragraph:

                           (a) This Agreement will be effective as of the date first above written and will continue until December 31, 2005 (the "Initial Term") unless earlier terminated in accordance with subsection c, below. Thereafter, this Agreement may be extended by AMEX for additional one-year terms provided that at the end of the third year following the Initial Term, any extension to the Agreement shall be by mutual consent of AMEX and CreditComm.

11.      AFFIRMATION.

         11.1 As amended or modified by the terms of this Third Amendment, the parties hereto expressly affirm the terms and obligations of the Agreement.

12.      ENTIRE AGREEMENT.

         12.1 This Third Amendment, the Agreement and all of the related attachments, exhibits and ancillary agreements (which are incorporated herein in full), constitute the entire agreement between the parties hereto with respect to the subject matter of the Third Amendment and the Agreement and supersede all prior agreements and understandings, oral or written, by and between the parties hereto with respect to such subject.

13.      COUNTERPARTS.

         13.1 This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

The remainder of this page has been left blank intentionally.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date and year first above written.

AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.

BY:                 -s-
         --------------------------------------
NAME:
TITLE:

         American Express Relationship Services

CREDITCOMM SERVICES LLC

BY:                -s-
         --------------------------------------
NAME:
TITLE:
               CreditComm Services LLC

                                  AMENDMENT TO
                 CONSUMER CREDIT INFORMATION SERVICE AGREEMENT

         This AMENDMENT TO CONSUMER CREDIT INFORMATION SERVICE AGREEMENT (this "Amendment") is made as of the 28th day of June, 2002 (the "Effective Date") by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation ("AMEX") and CREDITCOMM SERVICES, LLC, a Delaware limited liability company ("CREDITCOMM").

         WHEREAS, AMEX and CREDITCOMM have entered into that certain Consumer Credit Information Services Agreement, dated March 12, 1997 (as amended and supplemented from time to time, the "Agreement");

         WHEREAS, INTERSECTIONS, INC. ("INTERSECTIONS") is the successor in interest to CREDITCOMM under the Agreement and references to CREDITCOMM in the Agreement shall be construed as references to INTERSECTIONS, and the parties to the Agreement are AMEX and INTERSECTIONS;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

1. MARKETING ACTIVITIES AND EXPENSES. AMEX will reimburse INTERSECTIONS for ** % of INTERSECTIONS' marketing expenses incurred for marketing campaigns initiated on or after April 15, 2002, for marketing of any product or Service offered under this Agreement. AMEX's reimbursement obligation pertains only to expenses for all telemarketing and direct mail marketing, including cost per hour for telemarketing, production, postage, and creative costs for direct mail. The aforementioned "marketing campaigns initiated on or after April 15, 2002" begin with Second Quarter 2002 marketing campaigns which include only the following:

----------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

TABLE 1: DEFINITION OF SECOND QUARTER 2002 MARKETING CAMPAIGNS

SECOND QUARTER 2002 MARKETING CAMPAIGNS                     CAMPAIGN START DATES
---------------------------------------                     --------------------
    2Q CreditSecure OBTM                               April 15, 2002
    2Q Business CreditAware OBTM                       May 20, 2002
    2Q CreditSecure SBS OBTM                           May 20, 2002
    May and June CreditSecure DM                       May and June Mail drop timeframe

The payment schedule for reimbursement is set forth in Paragraph 4 below.

2. COMMISSION.

         2.1. For each Enrollee that enrolls as a result of telemarketing or direct mail marketing of Services via any marketing campaign initiated on or after April 15, 2002 (see TABLE 1 in Paragraph 1 above for the first set of campaigns), INTERSECTIONS shall pay AMEX a commission equal to:

                  A. ** % of the Net Revenue (defined for purposes of this Amendment as gross revenue less refunds or credits) received by INTERSECTIONS for the first 12 billing months of such Enrollee's

----------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

enrollment, where "billing month" is defined as the month where the customer is billed for their service, thereby excluding any trial periods; and

         B. ** % of the Net Revenue received by INTERSECTIONS for any period of enrollment after such Enrollee's first 12 billing months of enrollment.

----------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.


         2.2. For such Enrollees who enroll in Services via campaigns initiated on or after April 15, 2002 through telemarketing or direct mail marketing (see TABLE 1 in Paragraph 1 above for the first set of campaigns), the first two paragraphs of Exhibit B of the Agreement are deemed replaced with Paragraph
2.1 A and 2.1B above.

         2.3. All other Enrollees acquired via marketing campaigns initiated prior to April 15, 2002 or from any other channel, other than that set forth in 1 above, before or after April 15, 2002 will remain under the original Agreement, pursuant to Exhibit B of the Agreement.

3. MARKETING MANAGEMENT.

         3.1. The parties agree to meet, in person or via teleconference or videoconference, no less than once per calendar quarter, to (a) consider approval of marketing activities proposed by either party; (b) review management of vendors used for marketing; and (c) consider any other marketing issues raised by either party.

         3.2. Marketing activities are deemed approved by AMEX upon delivery of a written notice or e-mail from AMEX approving the activities. AMEX agrees to approve marketing activities consistent with, and agrees to exercise, commercially reasonable efforts to substantially increase the number of prospective Enrollee leads above the numbers for comparable periods prior to the Effective Date.

         3.3. INTERSECTIONS and AMEX shall be responsible for engaging any vendors used for approved marketing activities. Vendors include telemarketing vendors, telematching vendors, creative agencies, print shops. AMEX reserves the right to suggest and sometimes impose any changes to vendors used for marketing any products or Services under this Agreement based on AMEX's policy and compliance requirements, and/or vendor performance requirements. Such suggestions will be discussed with INTERSECTIONS and both parties will come to mutually acceptable agreement upon the exchange or written or e-mail agreement. INTERSECTIONS shall follow any guidelines or instructions agreed by the parties for management of marketing vendors. Such instructions or guidelines are deemed agreed by the parties upon the exchange of the written or e-mail agreement of each party.

4. PAYMENT SCHEDULE.

         4.1. INTERSECTIONS shall remit payment of the amounts set forth in Paragraph 2 above, or elsewhere in the Agreement, within 30 days of the applicable calendar month. AMEX's ** % share of marketing expenses shall be kept separate from the calculation of the monthly commission remittance. INTERSECTIONS shall invoice AMEX each month for these marketing expenses with back-up documentation reasonably acceptable to AMEX, including the calculation of the amount so paid. AMEX shall pay such invoices within 30 days of receipt of invoices. Notwithstanding the foregoing, INTERSECTIONS may invoice AMEX for direct mail postage in advance per agreed upon estimates, and AMEX shall pay these invoices within 30 days of receipt. The direct mail postage invoices are estimates and are subject to credit to AMEX for any amount paid but not used.

----------
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         4.2. In light of the fact that this Amendment was executed one or more calendar months after April 30,2002, INTERSECTIONS may adjust the next invoice as necessary to reconcile the payments and marketing expense reimbursements under this Amendment for the prior months. This reconciliation of payments and marketing expenses will be agreed by both parties by August 6, 2002, and payment for these reconciliations will be completed by August 30, 2002. INTERSECTIONS will provide reasonable documentation, including the calculation of the reconciliation.

         4.3. Effective upon execution of this Amendment, the third paragraph of Exhibit B is deleted and replaced by Paragraphs 4.1 and 4.2 above.

5. AFFIRMATION AND ENTIRE AGREEMENT.

         5.1. As amended or modified by the terms of this Amendment, the parties hereto expressly affirm the terms and obligations of the Agreement.

         5.2. This Amendment, the Agreement and all of the related attachments, exhibits and ancillary written agreements (which are incorporated herein in full), constitute the entire agreement between the parties with respect to the subject matter of the Amendment and the Agreement and supersede all prior agreements and understandings, oral or written, by and between the parties hereto with respect to such subject.

6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be executed as of the date and year above first written.

AMERICAN EXPRESS TRAVEL
RELATED SERVICES COMPANY, INC.

BY:
   -------------------------------

NAME:
     -----------------------------

TITLE:        VICE PRESIDENT

DATE:      07/30/2002

INTERSECTIONS, INC.

BY:
   -------------------------------

NAME:
     -----------------------------

TITLE:            CEO

DATE:            8/2/02

                SEVENTH AMENDMENT TO CONSUMER CREDIT INFORMATION
                                SERVICE AGREEMENT

This SEVENTH AMENDMENT TO CONSUMER CREDIT INFORMATION SERVICE AGREEMENT (this "Fourth Amendment") is made as of the 15th day of November, 2002 by and between AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, and INTERSECTIONS INC., a Virginia based corporation, with offices located at 14930 Bogle Drive, Chantilly, VA 20151.

WHEREAS, AMEX and Intersections have entered into a Consumer Credit Information Service Agreement, dated March 12, 1997 ("the Main Agreement"). WHEREAS, Amex and Intersections desire to amend the Agreement in accordance with the terms and provisions set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth below, the parties agree as follows:

1. Amex hereby retains Intersections to provide the services described on Exhibit A to this Letter (such services to be branded CreditSecure (sm) from American Express and referred to herein as the "Service"). The Service shall include the Unique Amex Features as specified on Exhibit A, and Intersections shall not make such Unique Amex Features available to any customers other than through the Services offered in accordance with this Letter.

2. Marketing of the services shall be conducted by vendors approved by Amex. Costs of such marketing shall be paid based on the terms outlined in the Fourth Amendment dated June 28, 2002.

3. SECTION 13 (b) OF THE AGREEMENT IS DELETED IN ITS ENTIRETY AND THE FOLLOWING IS SUBSTITUTED IN LIEU THEREOF:

"13. Term and Termination:

(B) Termination: Notwithstanding the above, this Agreement may be terminated prior to the expiration of the initial term or any renewal term:

                  (i) By either party immediately upon written notice to the other party if the other party commits a material breach or default under this Agreement, which breach is not cured by the breaching party thirty (30) days from the receipt of written notice to cure the breach from the non-breaching party.

                  (ii) By either party immediately upon written notice to the other party upon a change in control of the other party (through a sale, distribution, merger, or acquisition of assets or stock of the other party or its parent or affiliates or otherwise) which change in control resulted in a demonstrable, substantive, detrimental effect upon the other party's commitment to or prioritization of offering the Program to AMEX Customers. Any such notice shall identify with specificity the actions that have caused the demonstrable, substantive detrimental effect upon the commitment to, or prioritization of, the offering of the Program to AMEX Customers.

                  (iii) By either party immediately upon the perpetration of fraud by the other party upon the party, its borrower, or policyholder.

                  (iv) By either party immediately: (1) upon the institution by the other party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the other party to institution of bankruptcy or insolvency proceedings against it or the filing by the other party of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Code, or any other applicable Federal or state law, or the consent by the other party to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the other party or of any substantial part of its property, or the making by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of an assignment for the benefit of creditors, or the admission in writing by the other party of its inability to pay its debts generally as they become due or the taking of corporate action by the other party in furtherance of any such actions; and (2) if, within sixty (60) days after the commencement of an action against the other party seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the other party stayed, or if the stay of any such order or proceeding shall thereafter be set aside; or if, within sixty
                  (60) days after the appointment without the consent or acquiescence of the other party of any trustee, receiver or liquidator or similar official of the other party, or of all or any substantial part of the property of the other party, such appointment shall not have been vacated.

4. AFFIRMATION AND ENTIRE AGREEMENT.

         1.1. As amended or modified by the terms of this Amendment, the parties hereto expressly affirm the terms and obligations of the Agreement.

         1.2. This Amendment, the Agreement and all of the related attachments, exhibits and ancillary written agreements (which are incorporated herein in full), constitute the entire agreement between the parties with respect to the subject matter of the Amendment and the Agreement and supersede all prior agreements and understandings, oral or written, by and between the parties hereto with respect to such subject.

5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this AMENDMENT to be executed as of the date and year above first written.

                                                  AMERICAN EXPRESS TRAVEL
INTERSECTIONS INC.                                RELATED SERVICES COMPANY, INC.

By: __________________________                    ___________________________

Name: ________________________                    ___________________________

Title: _______________________                    ___________________________